UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 19, 2005

Nicklebys.com, Inc.
(Exact name of registrant specified in charter)

Colorado	000-33339	84-1494708
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3179 S. Peoria Court, Aurora, Colorado 80014
(Address of principal executive offices)  (Zip Code)

(303) 525-6161
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

On July 19, 2005, Nicklebys.com, Inc., a Colorado corporation (the “Registrant’), signed an Agreement and Plan of Merger (the “Merger Agreement”) by and among the Registrant, FIIC, Inc., a privately-held Delaware corporation (“FIIC”), Nicklebys Acquisition Corp., a privately-held Nevada corporation and wholly-owned subsidiary of the Registrant (the “Merger Sub”), Scott Thornock, an individual stockholder of the Registrant (“Thornock”), Bruce Capra, an individual stockholder of Registrant (“Capra”), Paul Zueger, an individual stockholder of NBYS (“Zueger”), Michael Tanner, an individual stockholder of the Registrant (“Tanner”) and James Watson, an individual stockholder of the Registrant (“Watson,” and with Thornock, Capra, Zueger and Tanner, the “NBYS Stockholders”) (the transaction is referred to as the “Merger”).  Messrs. Thornock and Capra are also officers and directors of the Registrant, and Mr. Zueger is a director. A copy of the Merger Agreement is attached hereto as Exhibit 2.1.

The Merger is to be effectuated through the Merger Sub, which will merge with and into FIIC, with FIIC being the surviving corporation.  The Registrant will issue shares of its common stock on a one-for-one basis to the stockholders of FIIC in exchange for 100% of the issued and outstanding shares of common stock of FIIC.  Additionally, the Registrant will assume options and warrants to purchase shares of its common stock on the same terms and conditions as previously issued by FIIC.  Pursuant to the Merger Agreement, the Registrant will assume FIIC’s 2005 Stock Option, Deferred Stock and Restricted Stock Plan as the stock option plan of the Registrant.

The Registrant will also cancel 500,000 shares of its common stock held by the NBYS Stockholders in exchange for aggregate cash remuneration of $200,000, and, immediately following the closing of the Merger, will distribute any remaining NBYS assets to one of the Registrant’s directors and principal shareholders and the difference between $75,000 and Registrant’s remaining liabilities to another director and principal shareholder, as designated in the Merger Agreement.

Immediately prior to the Merger, the Registrant will effectuate a 1-for-2.00317 reverse stock split of its common stock.  Additionally, immediately following the Merger, the Registrant will reincorporate from the State of Nevada to the State of Delaware and will change its corporate name from Nicklebys.com, Inc. to FIIC Holdings, Inc., or such other name as FIIC may select prior to the closing of the Merger.

The Merger will result in a change-in-control of the Registrant by FIIC and its stockholders and the assumption of FIIC’s operations and liabilities.  In connection with the change-in-control, the Board of Directors and management of FIIC will become the Board of Directors and management of the Registrant.

Closing of the Merger is contingent on a number of conditions set forth in the Merger Agreement, including approval by the shareholders of the Registrant of the Merger and of certain amendments to its Articles of Incorporation  and approval of the Merger by shareholders of FIIC..

The Registrant intends to file a proxy statement regarding the Merger and related transactions.  Investors and securityholders are urged to read the proxy statement when it becomes available, as it will contain important information regarding the Merger and related transactions.

Item 9.01. Financial Statements and Exhibits.

(c)      Exhibits:

Exhibit Number	Description
2.1

Agreement and Plan of Merger, dated as of July 19, 2005, by and among Nicklebys.com, Inc., FIIC, Inc., Nicklebys Acquisition Corp., Scott Thornock, Bruce Capra, Paul Zueger, Michael Tanner and James Watson.

99.1	Press release issued July 20, 2005 announcing the signing of the Agreement and Plan of Merger.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NICKLEBYS.COM, INC.

Date: July 20, 2005	By: _/s/ Scott Thornock__________________
Scott Thornock
President
(Duly Authorized Officer)

Exhibit Index

Exhibit Number	Description
2.1

Agreement and Plan of Merger, dated as of July 19, 2005, by and among Nicklebys.com, Inc., FIIC, Inc., Nicklebys Acquisition Corp., Scott Thornock, Bruce Capra, Paul Zueger, Michael Tanner and James Watson.

99.1	Press release issued July 20, 2005 announcing the signing of the Agreement and Plan of Merger.